UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2014

LANTHEUS MEDICAL IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-169785	51-0396366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Interim Chief Financial Officer

On June 2, 2014, Lantheus Medical Imaging, Inc., or the Company, announced the departure of John Golubieski as the Company’s Interim Chief Financial Officer, effective June 2, 2014. Mr. Golubieski will continue to serve the Company as a consultant for a limited transition period at the pro-rated portion of his current consulting rate of $25,000 per month.

Appointment of New Chief Financial Officer

John K. Bakewell was appointed as the Company’s new Chief Financial Officer, effective June 2, 2014. Mr. Bakewell, age 53, has served as Chief Financial Officer of Interline Brands, Inc., or Interline, from June 2013 to May 2014. Prior to joining Interline, Mr. Bakewell served as the Executive Vice President and Chief Financial Officer of RegionalCare Hospital Partners from January 2010 to December 2011. In addition, Mr. Bakewell held the same position with Wright Medical Group, a global orthopedic medical device manufacturer from December 2000 to December 2009. Mr. Bakewell also served as Chief Financial Officer of Altra Energy Technologies from July 1998 to December 2000, Cyberonics, Inc. from May 1993 to July 1998, and Zeos International from October 1990 to May 1993. Mr. Bakewell also serves on the board of Keystone Dental, Inc.

Pursuant to the terms of an arrangement with the Company governing his employment, Mr. Bakewell’s annual base salary will be $400,000. Mr. Bakewell is entitled to receive an annual bonus, with a target award of 60% of his prorated base salary. In lieu of receiving grants under the Company’s existing equity incentive plans for 2015 and 2016, Mr. Bakewell is entitled to receive (a) options to acquire that number of underlying shares of the Company’s common stock valued at an aggregate of $0.5 million at the time of grant, subject to four year cliff vesting, and, (b) depending on the occurrence of certain triggering events, either (i) options to acquire that number of underlying shares of the Company’s common stock valued at an aggregate of $0.75 million at the time of grant, subject to 25% annual time vesting, and restricted common stock units for that number of underlying shares of the Company’s common stock valued at an aggregate of $0.75 million at the time of grant, subject to 25% annual time vesting, or (ii) options to acquire that number of underlying shares of the Company’s common stock valued at an aggregate of $1.5 million at the time of grant, subject to 25% annual time vesting.

A copy of the Company’s press release, dated June 2, 2014, announcing the departure of Mr. Golubieski and the appointment of Mr. Bakewell to Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated June 2, 2014, announcing the departure of Mr. Golubieski and the appointment of Mr. Bakewell to Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Vice President and General Counsel

Date: June 2, 2014

EXHIBIT LIST

Exhibit Number	Description of Exhibit

99.1	Press Release, dated June 2, 2014, announcing the departure of Mr. Golubieski and the appointment of Mr. Bakewell to Chief Financial Officer